EXECUTION COPY

$300,000,000

HUMANA INC.

6.30% Senior Notes due 2018

UNDERWRITING AGREEMENT

July 29, 2003

J.P. Morgan Securities Inc.
Banc of America Securities LLC,
As Representatives of the several
Underwriters named in Schedule 1,
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Dear Ladies and Gentlemen:

Humana Inc., a Delaware corporation (the "Company"), proposes to sell $300,000,000 in aggregate principal amount of the Company's 6.30% Senior Notes due 2018 (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of August 5, 2003, as supplemented by the First Supplemental Indenture, dated as of August 5, 2003 (as supplemented, the "Indenture"), to be entered into between the Company and The Bank of New York, as trustee (the "Trustee").        This is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters named in Schedule 1 hereto (the "Underwriters").

      Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

            A registration statement on Form S-3 with respect to the Notes has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act; and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Copies of such registration statement have been delivered by the Company to you as the Representatives (the "Representatives") of the Underwriters. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Notes (the "Prospectus Supplement"). As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act, any prospectus filed with the Commission by the Company with the consent of the Representatives, as provided herein, pursuant to Rule 424(a) of the Rules and Regulations and the preliminary prospectus supplement specifically relating to the Notes; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus as supplemented by the Prospectus Supplement specifically relating to the Notes in the form first used to confirm sales of the Notes and as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

            The Registration Statement conforms, and any Preliminary Prospectus, the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable date thereof (as to any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus or Prospectus, in light of the circumstances under which they were made); provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement, any Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder.

            The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            The Company and each of its subsidiaries (as defined in Section 15) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, and except as would not result in a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company is a "significant subsidiary" (as such term is defined in Rule 405 of the Rules and Regulations) except for Humana Medical Plan, Inc., Humana Health Plan of Texas, Inc., Humana Insurance Company (f/k/a Employers Health Insurance Co.), Humana Military 2/5, Inc. and Humana Military Healthcare Services, Inc. (collectively, the "Significant Subsidiaries").

            The Company has an authorized capitalization as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization", and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares or as set forth on Schedule 2 hereto) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

            The Company has all requisite power and authority to execute, deliver and perform its obligations under the Indenture and the Notes; and the Indenture has been duly authorized, and when duly executed by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; and the Notes have been duly authorized, and, when duly executed, authenticated, issued and delivered as provided in the Indenture, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; and the Indenture, when executed and delivered, and the Notes, when issued and delivered, will conform to the descriptions thereof contained in the Prospectus.

            The Company has all requisite corporate power and authority to enter into this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company.

            The execution, delivery and performance of this Agreement and the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Notes will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, agreement with any governmental or regulatory authority to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or its Significant Subsidiaries is subject, or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of (i) the charter or by-laws of the Company or any of its subsidiaries or (ii) any statute or any order, rule or regulation of any governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clause (ii), such violations as would not have a Material Adverse Effect; and except for the registration of the Notes under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Trust Indenture Act and applicable foreign or state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such governmental agency or body or court is required for the execution, delivery and performance of this Agreement or the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby and the issuance and sale of the Notes.

            There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities other than the Notes in the securities registered pursuant to the Registration Statement.

            Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Effect, otherwise than as set forth in the Prospectus.

            The financial statements (including the related notes and any supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.

            PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Registration Statement and the Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, are independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported and which are contained or incorporated in the Registration Statement and the Prospectus.

            The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

            The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

            The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for such claims as would not have a Material Adverse Effect.

            Other than as expressly set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

            There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

            No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which is required to be described or incorporated by reference in the Prospectus which is not so described or incorporated by reference.

            No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

            The Company and each of its subsidiaries are in compliance with all applicable federal and state statutes, regulations, rules and orders relating to the healthcare and insurance industries, in each case with such exceptions as would not have a Material Adverse Effect.

            The Company is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); to the best of the Company's knowledge no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; to the best of the Company's knowledge the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the best of the Company's knowledge nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

            Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities except for employee stock options and restricted stock awards, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

            Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and to the best of the Company's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, with respect to clauses (ii) and (iii), such defaults or violations as would not have a Material Adverse Effect.

            The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their respective financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for their respective assets is compared with existing assets at reasonable intervals.

      (aa) The Company and each of its subsidiaries are in compliance with all applicable federal and state statutes, regulations, rules and orders relating to the environmental protection or the protection of human health, in each case with such exceptions as would not have a Material Adverse Effect.

      (ab) Neither the Company nor any subsidiary is an "investment company" (as such term is used under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder).

      (ac) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

      Purchase of the Notes by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of 98.963% of the principal amount thereof, plus accrued interest, if any, from August 5, 2003, the respective amount of the $300,000,000 aggregate principal amount of the Notes set forth opposite that Underwriter's name in Schedule 1 hereto.

      The Company shall not be obligated to deliver any of the Notes to be delivered on the Delivery Date (as defined in Section 4), except upon payment for all the Notes to be purchased on the Delivery Date as provided herein.

      Offering of the Notes by the Underwriters.

      Upon authorization by the Representatives of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

      Delivery of and Payment for the Notes. Delivery of and payment for the Notes shall be made at the office of Simpson Thacher & Bartlett LLP, at 10:00 A.M., New York City time, on August 5, 2003 or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "Delivery Date." On the Delivery Date, the Company shall deliver or cause to be delivered the Notes evidenced by one or more global securities registered in the name of Cede & Co. as nominee of the The Depository Trust Company ("DTC") for the account of the Underwriters against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall make the Notes available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

      Further Agreements of the Company. The Company agrees:

            To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

            To furnish promptly to the Representatives and to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, a signed or conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

            To deliver promptly and without charge to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Indenture and the computation of the ratio of earnings to fixed charges), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their reasonable request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

            To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

            Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and Simpson Thacher & Bartlett LLP, as counsel for the Underwriters, and obtain the consent of the Representatives to the filing (such consent not to be unreasonably withheld);

            As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

            For so long as any of the Notes are outstanding, to furnish and deliver without charge to the Representatives and the Trustee, copies of all materials furnished or otherwise made available by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to any national securities exchange pursuant to the requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder (such materials, reports and financial statements collectively, the "Reports"), provided, however, that the obligations of the Company shall be considered satisfied for the purposes of this Section 5(g) so long as the Company shall file such Reports electronically with the Commission pursuant to Regulation S-T under the Rules and Regulations, and such Reports shall be publicly available;

            Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell, grant any option to purchase, issue or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any debt securities of, or guaranteed by, any of the Company or its subsidiaries which are substantially similar to the Notes (other than the Notes), in each case, without the prior written consent of the Representatives;

      To apply the net proceeds from the sale of the Notes being sold by the Company as set forth in the Prospectus;

      To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" (as such term is used under the Investment Company Act and the rules and regulations of the Commission thereunder); and

      To not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Notes.

      Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (e) any applicable listing or similar fees; (f) the fees and expenses of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, and of PricewaterhouseCoopers LLP; (g) if applicable, the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of Simpson Thacher & Bartlett LLP, counsel to the Underwriters); (h) the travel and other costs of "road show" meetings with potential investors in the Notes; (i) the cost of "road show" presentation materials; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in Section 8 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters.

      Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

            The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

            No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            The Company shall have furnished to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, all documents and information that they may reasonably request to enable them to pass upon all corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Notes, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby.

            The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion letter or letters, dated as of the Delivery Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require.

            Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, shall have furnished to the Representatives its written opinion letter, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

              The Company and each of its Significant Subsidiaries are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and each is in good standing as a foreign corporation in each jurisdiction set forth on a schedule thereto, and has all power and authority necessary to own or hold its respective properties and conduct the businesses in which it is engaged;

              The Company has an authorized capitalization as set forth in the Prospectus;

              The Indenture and the Notes conform in all material respects to the descriptions thereof contained in the Prospectus;

              The Registration Statement was declared effective under the Securities Act and the Indenture was qualified under the Trust Indenture Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission;

              The Registration Statement and the Prospectus (other than (a) the financial statements, notes and schedules thereto, (b) other financial data included, or incorporated by reference, in the Registration Statement or the Prospectus, (c) any document incorporated by reference in the Registration Statement or the Prospectus and (d) the Statement of Eligibility and Qualification of the Trustee under the 1939 Act (Form T-1), included therein, as to which such counsel expresses no opinion) appeared on their face to be responsive as to form in all material respects to the requirements of the Securities Act and the Rules and Regulations; the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the Delivery Date (other than (a) the financial statements, notes and schedules thereto and (b) other financial data included, or incorporated by reference, in such incorporated document, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appeared on their face to be responsive as to form in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder;

              To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

              This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized, and when duly executed by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; and the Notes have been duly authorized, executed, issued and delivered by the Company, and, when duly authenticated as provided in the Indenture, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing;

            (viii) The issuance and sale of the Notes and the compliance by the Company with all of the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which the Company has filed with the Commission as an exhibit to the Registration Statement or the documents incorporated by reference therein and to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation of the United States or the State of New York or the Delaware General Corporation Law known to such counsel of any governmental agency or body or court of the United States or the State of New York or Delaware (in the case of Delaware, applying the Delaware General Corporation law) having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets; and, except for the registration of the Notes under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act or the Trust Indenture Act and applicable foreign or state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such governmental agency or body or court of the United States or the State of New York or Delaware (in the case of Delaware, applying the Delaware General Corporation Law) is required for the execution, delivery and performance of this Agreement or the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby and the issuance and sale of the Notes; and

            (ix) To such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities other than the Notes in the securities registered pursuant to the Registration Statement.

            In rendering such opinion letter, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware and that such counsel is not admitted in any state other than the State of New York. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (v) such counsel has from time to time in the past represented the Company in connection with certain transactions and limited other legal matters (although the Company is also represented by its General Counsel and, with respect to other matters, by other outside counsel) and has acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus, (w) in the course of the preparation by the Company and such counsel of the Registration Statement and the Prospectus (other than the documents incorporated by reference therein), such counsel participated in conferences with certain of the officers of, and the independent accountants for, the Company, at which the Registration Statement and the Prospectus were discussed; (x) between the date of this Agreement and the time of delivery of this letter such counsel participated in additional conferences with certain officers and representatives of the Company at which the contents of the Registration Statement and the Prospectus were discussed to a limited extent; (y) given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for the statements made in the Prospectus referred to in clauses (iii) and (vi) of this Section 7(e); and (z) subject to the foregoing and on the basis of the information such counsel gained in the course of the performance of the services referred to above, including information obtained from officers and other representatives of the Company, (A) no facts have come to the attention of such counsel that cause them to believe that the Registration Statement (including the documents incorporated by reference therein), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the documents incorporated by reference therein) as of its date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (B) no facts have come to the attention of such counsel in the course of the proceedings described in clause (x) of this paragraph that cause such counsel to believe that the Prospectus as of the Delivery Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (C) in each case, such counsel expresses no view or belief with respect to financial statements, notes, or schedules thereto, or other financial data included (or incorporated by reference) in the Registration Statement or the Prospectus or the Form T-1 filed as an exhibit to the Registration Statement.

            Walter E. Neely, Vice President and Associate General Counsel to the Company, shall have furnished to the Representatives its written opinion letter, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

              Each of the Company and each of its Significant Subsidiaries have been duly incorporated, and each of the Company's Significant Subsidiaries is validly existing as a corporation in good standing under the laws of its respective jurisdictions of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification and has all power and authority necessary to own or hold its respective properties and conduct the businesses in which it is engaged;

              All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and (except for directors' qualifying shares or as set forth on Schedule 2 hereto) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

              To such counsel's knowledge and other than as expressly set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

              The issuance and sale of the Notes and the compliance by the Company with all of the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; and

              The statements contained or incorporated by reference from the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 in the Prospectus under the captions "Business-Government Regulation" and "Business-Health Care Reform," insofar as they describe federal and state statutes, rules, regulations and orders, constitute a fair summary thereof in all material respects.

            At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

            With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated the Delivery Date (i) confirming that they are independent accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

            The Company shall have furnished to the Representatives a certificate, dated the Delivery Date, of its President and Chief Executive Officer and its Senior Vice President and Chief Financial Officer stating that:

              The representations, warranties and agreements of the Company in Section 1 that are qualified as to materiality are true and correct as of the Delivery Date and the representations, warranties and agreements of the Company in Section 1 that are not qualified as to materiality are true and correct in all material respects as of the Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Section 7(a) and (j) have been fulfilled; and

              They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus included therein did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of such Prospectus, in light of the circumstances under which they were made) not misleading, (B) as of its date, the preliminary prospectus supplement did not, and as of its date and as of the Delivery Date, the Prospectus did not, include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus included therein and which was not so set forth in the Prospectus.

            (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, in or affecting the business, properties, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

            Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities issued or guaranteed by the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or New York state authorities, (iii) a banking moratorium shall have been declared by any state authority (other than New York) that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated by this Agreement and the Prospectus, (iv) a material disruption in commercial banking or securities settlement or clearance services has occurred, or (v) there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated by this Agreement and the Prospectus.

            No default or event which, with notice or lapse of time or both, would constitute such a default shall have occurred and be continuing, or would result from the transactions contemplated hereby to occur prior to, concurrently with or immediately following the consummation of the offering of the Notes under the Indenture.

            The Company and the Trustee shall have entered into the Indenture, and the Underwriters shall have received counterparts, conformed as executed, thereof, and the Notes shall have been duly executed and delivered by the Company and authenticated by the Trustee.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters.

      Indemnification and Contribution.

            The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, (x) in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e) or (y) if such untrue statement or omission made in the Preliminary Prospectus was corrected in the Prospectus, the Prospectus was supplied to such Underwriter by the Company and such Underwriter failed to send or give, if legally required to be sent or given, a copy of the Prospectus to the person asserting such loss, claim, damage or liability. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

            Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

            Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section are several in proportion to their respective underwriting obligations and not joint.

            The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Notes by the Underwriters set forth in the last paragraph on the cover page of, and the fifth, ninth and eleventh paragraphs under the caption "Underwriting" in the Prospectus Supplement are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus Supplement.

      Defaulting Underwriters.

      If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Notes which the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the aggregate principal amount of Notes set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total aggregate principal amount of Notes set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Delivery Date if the total aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total aggregate principal amount of Notes to be purchased on the Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes which it agreed to purchase on the Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses of the non-defaulting Underwriters to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases the Notes which a defaulting Underwriter agreed but failed to purchase.

      Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

      Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(j), 7(k) and 7(l), shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

      Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Notes for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable documented out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

      Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to:

              J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Legal Department (Fax: 212-270-7487); and

              Banc of America Securities LLC, 9 West 57th Street, Floor 2M, New York, New York 10019, Attention: Transaction Management (Fax: 212-847-5184); or

            if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Senior Vice President and Chief Financial Officer (Fax: 502-580-3615), with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, Attention: Jeffrey Bagner (Fax: 212-859-4000);

      provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by either Representative.

      Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

      Definitions of "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of New York.

      Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

      Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

       If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Humana Inc.

By   /s/  James H. Bloem
Name:  James H. Bloem
Title:   Senior Vice President
          and Chief Financial Officer

Accepted:

J.P. Morgan Securities Inc.

By    /s/ Stephen L. Sheiner
Name:  Stephen L. Sheiner
Title:   Vice President

Banc of America Securities LLC

By    /s/ Peter J. Carbone
Name:  Peter J. Carbone
Title:   Vice President

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

SCHEDULE 1

Underwriters	Principal Amount of Notes
J.P. Morgan Securities Inc.	$105,000,000
Banc of America Securities LLC	$105,000,000
Citigroup Global Markets Inc.	$16,500,000
Lehman Brothers Inc.	$16,500,000
Scotia Capital (USA) Inc.	$16,500,000
Wachovia Capital Markets, LLC	$16,500,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	$12,000,000
BNY Capital Markets, Inc. .	$12,000,000
Total	$300,000,000

SCHEDULE 2

HUMANA INC.

PARTNERSHIPS/JOINT VENTURES

DELAWARE

Latin Healthcare Fund, L.P., a Delaware limited partnership, formed among Latin Healthcare Investments Management, L.L.C., a Delaware limited liability company, and the limited partners for the following purposes: to make equity and equity-related investments in companies that develop, own and/or operate healthcare service companies or healthcare-related companies in certain Regional Countries, as defined in the Second Amended and Restated Agreement of Limited Partnership, and to buy, hold, sell and otherwise invest in securities. Humana Insurance Company is a Limited Partner with a 12.6% ownership interest.

FLORIDA

Availity, L.L.C. (f/k/a Medconuno, L.L.C.), a Delaware limited liability company, formed by affiliates of Humana Inc. and Blue Cross and Blue Shield of Florida, Inc. to develop and operate an Internet site on the World Wide Web to permit health plans to communicate and engage in electronic transactions with health care service providers initially in the State of Florida. HUM-e-FL, Inc., a subsidiary of Humana Inc., is a Member with a 40% ownership interest. Navigy, Inc., a subsidiary of Blue Cross and Blue Shield of Florida, Inc., is a Member with a 60% ownership interest; however, voting rights are 50/50.

KENTUCKY

Crescent Centre Condominium Ltd. Partnership, a Kentucky limited partnership, formed to acquire, own, improve, sell, rent and lease condominium units located at Crescent Centre, Louisville, Kentucky. Humana Inc. is a Limited Partner with a 15.6% ownership interest.

WISCONSIN

Independent Care, Inc., a Wisconsin corporation, operates an integrated, coordinated medical and social service managed care program for chronically disabled Medicaid recipients in Milwaukee, Wisconsin. CareNetwork, Inc. owns 50% of the stock. Milwaukee Center for Independence, a non-profit association, owns the other 50%. Independent Care, Inc. is currently going through a reorganization. The stock of Independent Care, Inc. is expected to be swapped for the stock of a new entity, Independent Care Health Plan, in the near future. CareNetwork, Inc. will then own 50% of the stock of Independent Care Health Plan after the reorganization and Milwaukee Center for Independence will own the other 50%.

PUERTO RICO

Healthcare E-Commerce Initiative, Inc., a Puerto Rico non-profit corporation, formed for the purpose of promoting an electronic bill processing and other e-commerce transactions to the providers of health care services in Puerto Rico. This is a joint venture with 5 members including Cooperativa de Seguros de Vida de Puerto Rico, Inc., La Cruz Azul de Puerto Rico, Inc., Medical Card System, Inc., MMM Healthcare, Inc. and Humana Insurance of Puerto Rico, Inc. jointly with Humana Health Plans of Puerto Rico, Inc. Each member appoints one director.